FOR IMMEDIATE RELEASE

CONTACT:	CYNTHIA GEORGESON 262-631-6600

POLLS AT JOHNSON OUTDOORS’ SPECIAL SHAREHOLDER MEETING
TO REMAIN OEPN UNTIL 4:00 PM CST

Racine, Wisconsin, March 22, 2005 – JOHNSON OUTDOORS INC. (Nasdaq: JOUT) today announced that the polls at its special meeting of shareholders will remain open until 4:00 pm CST to allow shareholders additional time to vote FOR the merger. Johnson Outdoors’ Board of Directors unanimously recommends that shareholders vote FOR the merger.

Approval of the merger agreement requires, among other required votes, the affirmative vote of 66 2/3% of the votes entitled to be cast at the special meeting by shareholders other than members of the buy-out group and their affiliates or associates. Johnson Outdoors shareholders who have questions or need assistance voting their shares may call Innisfree M&A toll free at (877) 825-8964 or collect at (212) 750-5833.

ABOUT JOHNSON OUTDOORS INC.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The Company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors’ familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Minn Kota® motors; Humminbird® fishfinders; SCUBAPRO® and UWATEC® dive equipment; and Eureka!® tents.

Visit Johnson Outdoors online at http://www.JohnsonOutdoors.com.

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